================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

              Kentucky                              61-0712014
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)               Identification No.)

                             15415 Shelbyville Road
                           Louisville, Kentucky 40245
          (Address of Principal Executive Offices, including Zip Code)

                              -------------------

                             STEEL TECHNOLOGIES INC.

                           2006 RESTRICTED STOCK PLAN
                            (Full title of the plan)

                              -------------------

                              John M. Baumann, Jr.
                          Secretary and General Counsel
                             Steel Technologies Inc.
                             15415 Shelbyville Road
                           Louisville, Kentucky 40245
                     (Name and address of agent for service)

                              -------------------

                                 (502) 245-2110
          (Telephone number, including area code, of agent for service)

                              -------------------

                         CALCULATION OF REGISTRATION FEE
===================================================================================================
                                                                          Proposed
                                                            Proposed       maximum
                                                             maximum      aggregate    Amount of
     Title of securities                Amount to be     offering price   offering    registration
      to be registered                   registered       per share(1)     price(1)        fee
------------------------------------ ----------------- ---------------- ------------ --------------

Common Stock, no par value              300,000 shares    $28.09         $8,427,000     $901.69
------------------------------------ ----------------- ---------------- ------------ --------------
Preferred Share Purchase Rights (2)        None             None            None          None
==================================== ================= ================ ============ ==============


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on February 27, 2006.

(2) Any value attributable to the Preferred Share Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

     The following documents, which have been filed by Steel Technologies Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this registration statement by reference and made a part hereof:

     1. The Registrant's annual report on Form 10-K for the fiscal year ended September 30, 2005, except exhibits 32.1 and 32.2.

     2. The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2005, except exhibits 32.1 and 32.2.

     3. The Registrant's current reports on Form 8-K filed on October 13, 2005, November 7, 2005 and January 26, 2006.

     4. The Registrant's registration statement on Form 8-A dated December 10, 1985.

     5. The Registrant's registration statement on Form 8-A dated May 12, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon for the Registrant by Stites & Harbison, PLLC, Louisville, Kentucky. William E. Hellmann, a member of Stites & Harbison, PLLC, is a director of the Registrant.

Item 6.           Indemnification of Directors and Officers.

     Section 271B.8-510 of the Kentucky Revised Statutes (KRS) empowers a Kentucky corporation to indemnify an individual (including his estate or personal representative) who was, is or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because he is or was a director against liability incurred in the proceeding if:
(i) he conducted himself in good faith; (ii) he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and, in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification may be made against the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses (including counsel fees) incurred with respect to a proceeding, except that if the proceeding was by or in the right of the corporation, indemnification may be made only against reasonable expenses. Pursuant to Section 271B.8-530, a corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if (i) the director affirms to the corporation in writing his good faith belief that he has met the standard of conduct required for indemnification; (ii) the director undertakes the personal obligation to repay such advance upon an ultimate determination that he failed to meet such standard of conduct; and (iii) the corporation determines that the facts then known to those making the determination would not preclude indemnification.

     A corporation may not indemnify a director under KRS 271B.8-510 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by the articles of incorporation, a director who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation is entitled to indemnification against reasonable expenses incurred by him in connection with the proceeding. Unless limited by its articles of incorporation, a Kentucky corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors.

     The indemnification provided by or granted pursuant to KRS 271B.8-510 is not exclusive of any rights to which those seeking indemnification may otherwise be entitled. KRS 271B.8-570 empowers a Kentucky corporation to purchase and maintain insurance on behalf of its directors, officers, employees or agents of the corporation, whether or not the corporation would have the power under KRS 271B.8-510 or KRS 271B.8-520 to indemnify them against such liability. The Registrant has purchased and maintains directors' and officers' liability insurance.

     Article VI of the Registrant's Restated Articles of Incorporation, as amended, and the Registrant's Amended By-Laws require the Registrant to indemnify its directors and officers upon a determination that indemnification is permissible under the circumstances.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

     The following exhibits are filed as part of this registration statement:

      Exhibit
      Number                          Description of Exhibits
      ------                          -----------------------

       4.1  -       Second Restated  Articles of Incorporation of the Registrant
                    (incorporated herein by reference to exhibit 3.1 filed with the Company's Annual Report on Form 10-K (file no. 0-14061)
                    for the fiscal year ended September 30, 2000)

       4.2  -       Second  Amended  By-Laws  of  the  Registrant  (incorporated herein by reference to exhibit 3.2 filed with the  Company's
                    Annual Report on Form 10-K (file no. 0-14061) for the fiscal year ended September 30, 2000)

       4.3  -       Specimen common stock  certificate  (incorporated  herein by
                    reference   to  exhibit   4.2  filed   with  the   Company's
                    registration  statement  on Form S-3 (file  no.  333-111999)
                    dated January 20, 2004)

       4.4  -       Rights Agreement,  dated as of April 24, 1998, between Steel
                    Technologies  Inc.  and  National  City Bank,  as  Successor
                    Rights Agent,  which includes as Exhibit A the form of Third
                    Articles  of   Amendment   to  the   Restated   Articles  of
                    Incorporation, as Exhibit B the form of Rights Certificate and as Exhibit C a Summary of the Rights (incorporated herein by reference to exhibit 1 filed with the Company's registration statement on Form 8-A (file no. 0-14061) dated
                    May 12, 1998)

       4.5  -       Steel   Technologies   Inc.  2006   Restricted   Stock  Plan
                    (incorporated herein by reference to exhibit 10.1 filed with the Company's current report on Form 8-K (file no. 0-14061)
                    dated January 26, 2006)

       5.1  -       Opinion and consent of Stites & Harbison, PLLC

      23.1  -       Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

      23.2  -       Consent of PricewaterhouseCoopers LLP

      24.1  -       Powers of attorney

Item 9.           Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 28th day of February, 2006.

                                            STEEL TECHNOLOGIES INC.



                                            By:  /s/ Bradford T. Ray
                                               ------------------------------
                                                 Bradford T. Ray
                                                 Chairman of the Board


  Signature                       Title                                Date


/s/ Bradford T. Ray      Chairman of the Board of Directors    February 28, 2006
--------------------     and Chief Executive Officer
Bradford T. Ray          (Principal Executive Officer)


Michael J. Carroll*      President and Chief Operating         February 28, 2006
--------------------     Officer and Director
Michael J. Carroll


Joseph P. Bellino*       Chief Financial Officer and           February 28, 2006
--------------------     Treasurer
Joseph P. Bellino        (Principal Financial and Accounting
                         Officer)


Merwin J. Ray*           Founding Chairman and Director        February 28, 2006
--------------------
Merwin J. Ray


Stuart N. Ray *          Director                              February 28, 2006
--------------------
Stuart N. Ray


Doug A. Bawel *          Director                              February 28, 2006
--------------------
Doug A. Bawel


Jimmy Dan Conner *       Director                              February 28, 2006
--------------------
Jimmy Dan Conner

Mark G. Essig*           Director                              February 28, 2006
--------------------
Mark G. Essig


William E. Hellmann *    Director                              February 28, 2006
--------------------
William E. Hellmann

Andrew J. Payton *       Director                              February 28, 2006
--------------------
Andrew J. Payton


By: John M. Bamann, Jr.*
-----------------------
    John M. Baumann, Jr.
    Attorney-in-Fact

                                    INDEX TO EXHIBITS


      Number                          Description of Exhibits
      ------                          -----------------------

       4.1  -       Second Restated  Articles of Incorporation of the Registrant
                    (incorporated herein by reference to exhibit 3.1 filed with the Company's Annual Report on Form 10-K (file no. 0-14061)
                    for the fiscal year ended September 30, 2000)

       4.2  -       Second  Amended  By-Laws  of  the  Registrant  (incorporated herein by reference to exhibit 3.2 filed with the  Company's
                    Annual Report on Form 10-K (file no. 0-14061) for the fiscal year ended September 30, 2000)

       4.3  -       Specimen common stock  certificate  (incorporated  herein by
                    reference   to  exhibit   4.2  filed   with  the   Company's
                    registration  statement  on Form S-3 (file  no.  333-111999)
                    dated January 20, 2004)

       4.4  -       Rights Agreement,  dated as of April 24, 1998, between Steel
                    Technologies  Inc.  and  National  City Bank,  as  Successor
                    Rights Agent,  which includes as Exhibit A the form of Third
                    Articles  of   Amendment   to  the   Restated   Articles  of
                    Incorporation, as Exhibit B the form of Rights Certificate and as Exhibit C a Summary of the Rights (incorporated herein by reference to exhibit 1 filed with the Company's registration statement on Form 8-A (file no. 0-14061) dated
                    May 12, 1998)

       4.5  -       Steel   Technologies   Inc.  2006   Restricted   Stock  Plan
                    (incorporated herein by reference to exhibit 10.1 filed with the Company's current report on Form 8-K (file no. 0-14061)
                    dated January 26, 2006)

       5.1  -       Opinion and consent of Stites & Harbison, PLLC

      23.1  -       Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

      23.2  -       Consent of PricewaterhouseCoopers LLP

      24.1  -       Powers of attorney

                                  EXHIBIT 5.1

                             STITES & HARBISON, PLLC
                       400 West Market Street, Suite 1800
                         Louisville, Kentucky 40202-3352
                            Telephone: (502) 587-3400
                           Facsimile: (502) 587-6391


February 28, 2006



Steel Technologies Inc.
15415 Shelbyville Road
Louisville, Kentucky  40245

RE:      2006 Restricted Stock Plan
         Registration Statement on Form S-8

Gentlemen:

We have acted as counsel for Steel Technologies Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 300,000 shares of the Company's common stock, no par value (the "Common Stock"), and the related Preferred Share Purchase Rights to be issued by the Company from time to time pursuant to the Company's 2006 Restricted Stock Plan (the "Plan").

In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the Rules and Regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly issued and delivered in accordance with the terms and conditions of the Plan, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable.

Our opinion is limited by and subject to the following:

     (a) In rendering our opinion we have assumed that, at the time of each issuance and sale of the Common Stock, the Company will be a corporation validly existing under the laws of the Commonwealth of Kentucky.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the

Steel Technologies Inc.
February 28, 2006
Page 2


authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (c) Our opinion is based solely on and limited to the laws of the Commonwealth of Kentucky and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,

                                                     STITES & HARBISON, PLLC




CCB:rch

                                  EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the 2005 Annual Report to Shareholders of Steel Technologies Inc. and its subsidiaries, which is incorporated by reference in Steel Technologies Inc.'s Annual Report on Form 10-K for the year ended September 30, 2005. We also consent to the incorporation by reference of our report dated December 9, 2005 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
Louisville, Kentucky
February 28, 2006

                                  EXHIBIT 24.1


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, on this 28th day of February, 2006, the undersigned directors and officers of Steel Technologies Inc. (the "Company") each constitutes and appoints Bradford T. Ray and John M. Baumann, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of the Company relating to the Company's issuance and sale from time to time of up to 300,000 shares of its Common Stock, no par value per share, pursuant to the 2006 Restricted Stock Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents.



                                         /s/ Michael J. Carroll
                                         -----------------------------
                                         Michael J. Carroll

                                         /s/ Joseph P.  Bellino
                                         -----------------------------
                                         Joseph P. Bellino
                                         Chief  Financial  Officer and
                                         Treasurer (Principal Financial
                                         and Accounting Officer)

                                         /s/ Merwin J. Ray
                                         -----------------------------
                                         Merwin  J. Ray

                                         /s/  Stuart  N. Ray
                                         -----------------------------
                                         Stuart N. Ray

                                         /s/ Doug A.  Bawel
                                         -----------------------------
                                         Doug A. Bawel

                                         /s/ Jimmy Dan Conner
                                         -----------------------------
                                         Jimmy Dan Conner

                                         /s/ Mark G. Essig
                                         -----------------------------
                                         Mark G. Essig

                                         /s/ William E.  Hellmann
                                         -----------------------------
                                         William E. Hellmann

                                         /s/ Andrew J. Payton
                                         -----------------------------
                                         Andrew J. Payton




                                       2